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                                                                   EXHIBIT 10.09

                             EMPLOYMENT AGREEMENT

          AGREEMENT, made as of January 1, 1992, by and between GREAT LAKES HOLDINGS CORPORATION, a Delaware corporation (the "Company"), and Richard Lowry ("Executive").

                                  RECITALS
                                  --------

          In order to induce Executive to remain in his current position and to continue serving as a senior executive officer of the Company, the Company desires to provide Executive with compensation and other benefits on the terms and conditions set forth in this Agreement.

          Executive is willing to continue his employment and perform services for the Company on the terms and conditions set forth in this Agreement.

          Executive acknowledges that:

          (i) this Agreement is the sole existing employment agreement between Executive and the Company; and

          (ii) this Agreement nullifies and supersedes all previous contracts governing the terms of Executive's employment with the Company.

          It is therefore hereby agreed by and between the parties as follows:

          1.   Employment.
               ----------

          1.1 Subject to the terms and conditions of this Agreement, the Company agrees to employ Executive during the term hereof as Senior Vice President, Chief Engineer of the Company. In that capacity, Executive shall have the customary powers,

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resposibilities and authority of other persons having a similar position at corporations of the size, type and nature of the Company, as they exist from time to time. Executive's principal office shall be at the principal executive offices of the Company in Oak Brook, Illinois.

          1.2 Subject to the terms and conditions of this Agreement, Executive hereby accepts employment by the Company in the position specified in Section
1.1 hereof and agrees to devote his full working time and efforts, to the best of his ability, experience and talent, to the performance of services, duties and responsibilities in connection therewith. Nothing in this Agreement shall preclude Executive from engaging, consistent with his duties and responsibilities hereunder, in charitable and community affairs, from managing his personal investments, from continuing to serve on the boards of directors of the companies and associations listed on Exhibit A or from serving, subject to approval of the Board of Directors of the Company, as a member of boards of directors or as a trustee of other companies, associations or entities.

          2.   Term of Employment.
               ------------------

          Executive's term of employment under this Agreement shall commence on the date hereof and, subject to the terms hereof, shall terminate on the earlier of (i) the third anniversary of the date hereof (the "Termination Date") or (ii) termination of Executive's employment pursuant to this Agreement; provided, however, that on the Termination Date and each anniversary thereof, the Termination Date shall be extended for a period of one additional year unless either party shall have


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given written notice to the other party not less than 90 days prior to such date that the Termination Date shall not be so extended. Upon any such extension, references to the Termination Date shall be deemed to be references to the Termination Date as so extended.

          3.   Compensation.
               ------------

          The Company shall pay Executive a base salary at an annual rate of $147,000, which salary shall be automatically increased by five percent (5%) on the first anniversary of Executive's last increase in base salary. Thereafter, Executive's base salary shall be reviewed by the Compensation Committee of the Board of Directors of the Company at least once in every twelve-month period during the term of this Agreement and, if adjusted, such adjusted amount shall constitute Executive's base salary.

          4.   Employee Benefits.
               -----------------

          The Company shall provide Executive during the term of his employment hereunder coverage (commensurate with his positions in the Company and to the extent possible under any employee benefit plan) under any bonus plans and other employee benefit programs, plans and practices (including the cash bonus program and Company stock option plan), in accordance with the terms thereof, which the company makes available to its senior executive officers.

          5.   Expenses.
               --------

          Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement, including, without limitation, expenses for travel and

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similar items related to such duties and responsibilities. The Company will reimburse Executive for all such expenses upon presentation by Executive from time to time of an itemized account of such expenditures.

          6.   Termination of Employment.
               --------------------------

          6.1  Termination
               -----------

          The Company may terminate Executive's employment at any time for any reason, and Executive may terminate his employment at any time upon 30 days prior written notice to the Company. If prior to the Termination Date, as then in effect, Executive either (a) resigns for Good Reason (as defined in Section
6.2 hereof) or (b) is terminated by the Company for any reason other than for Cause (as defined in Section 6.2), death or Permanent Disability (as defined in
Section 6.2), Executive shall be entitled to receive equal monthly installments for twelve months, in lieu of any other cash compensation provided for herein but not in substitution for compensation already paid or earned, equal to 8.34 percent multiplied by the sum of (x) Executive's then current base salary and
(y) Executive's current bonus, which shall be a percentage of his then current base salary equal to (i) the average percentage of Executive's base salary represented by the bonuses Executive received during the term of this Agreement prior to his termination or (ii) if employment terminates on or prior to December 31, 1992, the percentage of Executive's base salary represented by the bonus Executive received with respect to the 1991 calender year.


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          6.2  Certain Definitions.
               -------------------

          For purposes of this Agreement:

          (a)  "Cause" shall mean:

          (i) commission by the Executive of any felony involving moral turpitude;

         (ii) the Executive's willful misconduct as an employee of the Company involving dishonesty (including the unauthorized disclosure of confidential or proprietary information of the Company); or

        (iii) the Executive's willful failure to render services to the Company in accordance with his employment.

          (b) "Good Reason" shall mean the resignation of Executive from employment by the Company as a result of the occurrence of any of the following events without Executive's express prior written consent:

          (i) a material reduction or a material adverse alteration in the nature of the Executive's position, responsibilities or authorities;

         (ii) the Executive's becoming the holder of a lesser office or title than that previously held;

        (iii) any reduction in the aggregate of the Executive's bonus, compensation and benefits, other than a reduction in bonus or benefits generally applicable to executive employees;

         (iv) the relocation of the Executive's job more than fifty miles from his present location; or

          (v) any material breach of this Agreement by the Company which causes an adverse change to the terms and conditions of the Executive's employment.

          (c) "Permanent Disability" shall mean the inability of the Executive to perform substantially all his duties and responsibilities to the Company by reason of a physical or mental disability or infirmity for a continuous period of six months. The date of such Permanent Disability shall be


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     the last day of such six-month period or if later, the day on which the
     Executive submits satisfactory medical evidence of such Permanent
     Disability.

          7.   Notices.
               -------

          All notices or communications hereunder shall be in writing, addressed as follows:

          To the Company:

               Great Lakes Holdings Corporation
               2122 York Road
               Oak Brook, Illinois 60521-1930
               Attention: Douglas B. Mackie

          with a copy to:

               Blackstone Dredging Partners L.P.
               118 North Bedford Road
               Suite 300
               Mount Kisco, New York 10549
               Attention: James J. Mossman

          To Executive at the address set forth on the signature page of this Agreement.

Any such notice or communication shall be sent certified or registered mail, return receipt requested, postage prepaid, addressed as above (or to such other address as such party may designate in a notice duly delivered as described above), and the actual date of mailing shall constitute the time at which notice was given.

          8.   Separability; Legal Fees.
               ------------------------

          If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof, which shall remain in full force and effect. In addition, the Company shall bear, or reimburse Executive for, all
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reasonable legal fees incurred in connection with entering into this Agreement.

          9.   Assignment.
               ----------

          This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of Executive and the assigns and successors of the Company, but neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by Executive (except by will or by operation of the laws of interstate succession) or by the Company, except that the Company may assign this Agreement to any successor (whether by merger, purchase or otherwise) to all or substantially all of the stock, assets or businesses of the Company.

          10.  Amendment.
               ---------

          This Agreement may only be amended by written agreement of the parties hereto.

          11.  Nondisclosure of Confidential Information; Non-Competition.
               ----------------------------------------------------------

          (a) Executive shall not, without the prior written consent of the Company, divulge, disclose or make accessible to any other person, firm, partnership, corporation or other entity any Confidential Information pertaining to the business of the Company, except (i) while employed by the Company, in the business of and for the benefit of the Company, or (ii) when required to do so by a court of competent jurisdiction or an individual duly appointed thereby, by any administrative body or legislative body (including a committee thereof) having supervisory authority over the business of the Company, or by any administrative body or legislative body (including a committee
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thereof) with jurisdiction to order Executive to divulge, disclose or make accessible such information. For purposes of this Section 11(a), "Confidential Information" shall mean non-public information concerning the financial data, strategic business plans, product development (or other proprietary product data), customer lists, marketing plans and other non-public, proprietary and confidential information of the Company and its subsidiaries that is not otherwise available to the public; provided, however, that Confidential Information shall also include any information of the type herein described which has become publicly available through any breach of fiduciary duty.

          (b) During the period of his employment hereunder and for a period of one year thereafter, Executive agrees that, without the prior written consent of the Company, he will not, directly or indirectly, either as principal, manager, agent, consultant, officer, stockholder, partner, investor, lender or employee or in any other capacity, carry on, be engaged in or have any financial interest in, any business which is in material competition with the business of the Company and/or its affiliates.

          (c) For purposes of this Section 11, a business shall be deemed to be in competition with the Company if it is principally involved in the purchase, sale or other dealing in any property or the rendering of any service purchased, sold, dealt in or rendered by the Company and/or its affiliates as a material part of the business of the Company and/or its affiliates within the same geographic areas in which the Company and/or its affiliates principally effect such purchases, sales or

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dealings or render such services. Nothing in this Section 11 shall be construed so as to preclude Executive from (i) investing in any publicly held company provided Executive's beneficial ownership of any class of such company's securities does not exceed 3% of the outstanding securities of such class.

          (d) Executive and the Company agree that this covenant not to compete is a reasonable covenant under the circumstances, and further agree that if in the opinion of any court of competent jurisdiction such restraint is not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of this covenant as to the court shall appear not reasonable and to enforce the remainder of the covenant as so amended. Executive agrees that any breach of the covenants contained in this Section 11 would irreparably injure the Company. Accordingly, the Company may, in addition to pursuing any other remedies it may have in law or in equity, obtain an injunction against Executive from any court having jurisdiction over the matter, restraining any further violation of this Agreement by Executive.

          12.  Survivorship.
               ------------

          The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations. The provisions of this
Section 12 are in addition to the survivorship provisions of any other section of this Agreement.

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          13.  Governing Law.
               -------------

          This Agreement shall be construed, interpreted and governed in accordance with the laws of the State of New York without reference to rules relating to conflicts of law.

          14.  Withholding.
               -----------

          The Company shall be entitled to withhold from payment any amount of withholding required by law.

          15.  Counterparts.
               ------------

          This Agreement may be executed in two or more counterparts, each of which will be deemed an original.


                                         GREAT LAKES HOLDINGS
                                           CORPORATION


                                         By /s/
                                            -----------------------------------
                                            Title:



                                            /s/ Richard Lowry
                                         --------------------------------------
                                             Richard Lowry


   Executive's Address:
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                                   EXHIBIT A
                                   ---------


              Existing Board of Directors Positions of Executive
              --------------------------------------------------